Exhibit 24

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Niles and David Verret his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K for Monitronics International, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael R. Haislip	President and Chief Executive Officer of Monitronics	March 6, 2015
Michael R. Haislip	International, Inc.

/s/ William R. Fitzgerald	Chairman of the Board and Director of Monitronics	March 6, 2015
William R. Fitzgerald	International, Inc.

/s/ William E. Niles	Director and Executive Vice President and Secretary of	March 6, 2015
William E. Niles	Monitronics International, Inc.

/s/ Michael R. Meyers	Chief Financial Officer, Vice President and Assistant	March 6, 2015
Michael R. Meyers	Secretary of Monitronics International, Inc. (Principal Accounting Officer)